Exhibit 99.1

Contact:	Stephen H. Gordon	Chairman & CEO, Commercial Capital Bancorp, Inc.	Telephone:	(949) 585-7500
			Facsimile:	(949) 585-0174
	Dia Demmon	President, North American Exchange Company	Telephone:	(800) 736-1031

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES THAT SUBSIDIARY, NORTH AMERICAN EXCHANGE COMPANY, EXPANDS TO TEXAS AND WASHINGTON

IRVINE, CA – September 29, 2005 – Commercial Capital Bancorp, Inc. (the “Company”) (NASDAQ: “CCBI”), announced today that North American Exchange Company (“NAEC”), one of the Company’s 1031 exchange accommodator subsidiaries, has further expanded its national presence by hiring two new Business Development Managers and entering the markets of Texas and Washington, markets that are key to NAEC’s core growth strategy. George Barlow will be based in Dallas and serve as the Texas Business Development Manager for NAEC. Mr. Barlow holds both a Bachelors and Juris Doctorate degree from Tulane University, is a member of the Texas State Bar, and has been in private practice focusing on real estate matters for the past three years. Thomas Brown will be based in Seattle and serve as the Washington Business Development Manager for NAEC. Mr. Brown most recently worked in business development for Piper Jaffrey & Co. and holds a bachelor’s degree from Seattle University and a Masters of Business Administration in Entrepreneurship from Babson College.

NAEC is a “qualified intermediary”, which facilitates tax-deferred real estate exchanges pursuant to Section 1031 of the Internal Revenue Code. NAEC facilitates 1031 exchanges nationwide through its headquarters in Walnut Creek, California, offices in Long Beach, California; and Scottsdale, Arizona; and a presence in San Francisco, Los Angeles, and San Diego, California; Seattle, Washington; Las Vegas, Nevada; Denver, Colorado; Dallas, Texas; Miami, Florida; and Washington, DC.

About Commercial Capital Bancorp, Inc.

At June 30, 2005, the Company had total assets of $5.2 billion and the Bank had total deposits of $2.7 billion. The Bank operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, Los Angeles, El Segundo, Irvine, Riverside, and La Jolla, California, with plans to open a banking office in the Crystal Cove Promenade in Newport Coast, California in 2005. The Bank was the 3rd largest multi-family lender in California during the 12 months ended June 30, 2005 (source: Dataquick Information Systems). The Company is a leading Section 1031-exchange accommodator and facilitates exchange transactions nationwide through the TIMCOR and North American Exchange Company brand names through the companies’ headquarters in Los Angeles and Walnut Creek, California, respectfully, offices located in Long Beach and La Jolla, California; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois; and Miami, Florida and through a presence in Seattle, Washington; Las Vegas, Nevada; Denver, Colorado; Dallas, Texas; and Washington, DC.

This press release may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.